UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2014, the board of directors of Grandparents.com, Inc. (the “Company”) and GP.com Holding Company LLC (“GP.com Holding”), a stockholder which, as of such date, controlled approximately 53.36% of the voting control of the Company, each approved, by written consent, the Amended and Restated 2012 Stock Incentive Plan, the purpose of which is to increase the number of shares of Common Stock authorized for issuance thereunder from 10,317,691 shares of Common Stock to 25,000,000 shares of Common Stock.

The approval of the Amended and Restated 2012 Stock Incentive Plan will not become effective until an information statement (an “Information Statement”) is sent or given to our stockholders, as set forth in Item 5.07.

A copy of the Amended and Restated 2012 Stock Incentive Plan is filed as Exhibit A to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As discussed above, on January 13, 2014, GP.com Holding approved, by written consent, the Amended and Restated 2012 Stock Incentive Plan. On January 13, 2014, GP.com Holding also approved, by written consent, the Third Amended and Restated Certificate of Incorporation.

Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Information Statement must be provided to the holders of voting stock of the Company, who did not sign the written consent adopting and approving the actions taken, at least twenty (20) calendar days prior to the effective date of the actions. Accordingly, the Amended and Restated 2012 Stock Incentive Plan and the Third Amended and Restated Certificate of Incorporation will become effective no earlier than twenty (20) calendar days after the date an Information Statement is first sent or given to our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2014	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Co-CEO